Exhibit 10.72

ADDENDUM II

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

This Addendum II to Lease (“Addendum”) is attached to, made part of, and incorporated into that certain Lease dated April 23, 2008 by BRANAGH FAMILY 2000 TRUST, PATTERSON FAMILY 2000 TRUST, ET AL, As Tenants in Common, by and through their Authorized Agent, Northwest Asset Management Company, a sole proprietorship, as successor to KLP Properties, Inc., a California corporation (“Lessor”), and DURECT Corporation, a Delaware corporation (“Lessee”) as Lessee, with reference to the certain real Property known as 830 Eubanks Drive, Suites A, B & C, City of Vacaville, County of Solano, State of California (“Premises”).

Each section of this Addendum modifies, amends, or adds to corresponding numbered section of the Lease Agreement. In the event of a conflict between any section of this Addendum, and any provision of the Lease Agreement, this Addendum shall govern over the Lease.

Defined terms not otherwise defined in this Addendum shall have the meanings ascribed to such terms in the Standard Lease.

All references to the “Lease” in the Standard Lease or in this Addendum shall mean, collectively, the Standard Lease as modified by this Addendum.

Therefore, for valuable consideration of the provisions contained herein, the receipt, and sufficiency of which is hereby acknowledged, both of the undersigned parties do hereby agree as follows:

1.3	Term:

The Term of the Lease is hereby extended for a period of five (5) years commencing on September 1, 2013 and ending on August 31, 2018.

1.5.	Base Rent:

Schedule of Rents

September 1, 2013 thru August 31, 2014	$14,780.00, Industrial Gross
September 1, 2014 thru August 31, 2015	$15,224.00, Industrial Gross
September 1, 2015 thru August 31, 2016	$15,681.00, Industrial Gross
September 1, 2016 thru August 31, 2017	$16,151.00, Industrial Gross
September 2, 2017 thru August 31, 2018	$16,635.00, Industrial Gross

Except as expressly amended by this Addendum, the Lease shall remain unchanged and continue in full force and effect as provided therein and in the first Addendum. This Addendum (including Exhibit A attached hereto), the first Addendum and the Lease constitute the complete, final and exclusive understanding and agreement of the parties with respect to the subject matter of the Lease and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter of the Lease. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AGREED AND ACCEPTED:

Lessor:		Lessee:

NORTHWEST ASSET MANAGEMENT COMPANY		DURECT Corporation, a Delaware corporation

By:	/s/ Gary Patterson	By:	/s/ Matthew Hogan
	Gary Patterson		Matthew Hogan
	Managing Partner		CFO

Date:	8/27/13	Date:	8/9/13

EXHIBIT A